WAIVER AND AMENDMENT

This WAIVER AND AMENDMENT (hereinafter, the “Waiver and Amendment”) is made and entered into as of July 30, 2009 by and among:

(1)       Premier Power Renewable Energy, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 4961 Windplay Drive, Suite 100, El Dorado Hills, California 95762, United States of America ("PPRW");

(2)       Rupinvest Sarl, a corporation duly organized and existing under the laws of the country of Luxembourg (“LUX”) with its address for notice at 4 Rue Jean-Pierre Probst, L-2352 Luxembourg;

(3)       Esdras Ltd., a corporation duly organized and existing under the laws of Cyprus (“CYP”) with its address for notice at Campobasso Italy, Via San Giovanni in Golfo 205/e; (the above named three corporations being known collectively as the “Companies”), and

(4)       Capita Trust Company Limited, a private limited company incorporated in England and Wales with registered number 00239726 (the "Escrow Agent", and together with the Companies, the “Parties”).

All capitalized terms not otherwise defined herein shall have the meaning set forth in the Share Exchange Agreement entered into on June 3, 2009 by the Companies (the “Share Exchange Agreement”) and, if not defined in the Share Exchange Agreement, then the Escrow Agreement entered into on July 9, 2009 by the Parties (the “Escrow Agreement”).

RECITALS

WHEREAS, pursuant to the Escrow Agreement, the Parties agreed to certain escrow deliverables prior to the Share Exchange Deliveries Deadline;

WHEREAS, pursuant to this Waiver and Amendment, the Parties agree to waive certain escrow deliverables by LUX and PPRW IT prior to the Share Exchange Deadline; and

WHEREAS, pursuant to this Waiver and Amendment, the Parties agree to amend the definition of the Escrow Opening Date defined in recitals of the Escrow Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of foregoing premises, the Parties agree to the following:

A.	the Parties hereby agree to waive the following escrow deliverables by LUX and PPRW IT (as defined below) prior to the Share Exchange Deliveries Deadline:

1.
Letters of resignation from all executive officers and directors of LUX, with such resignations each confirming that he has no claim against LUX in respect of any outstanding remuneration or fees of whatever nature as of the Escrow Opening Date.

2.	Resolutions duly adopted by the Board of Directors or Shareholders of LUX approving the following events or actions, as applicable:

(a)	adoption of LUX bylaws in the form agreed by the Companies;

(b)	the appointment of Dean R. Marks as Chairman of the board of directors to serveon LUX’s board of directors;

(c)	the appointment of the persons to be chosen and designated by PPRW as the requisite officers of LUX (the “LUX Officers”).

3.	Resolutions duly adopted by the Board of Directors or Shareholders of Arco Energy Srl, the wholly owned subsidiary of LUX (“PPRW IT”), approving the following events or actions, as applicable,

(a)	requiring PPRW IT to execute, deliver and perform under the terms of the ShareExchange Agreement; and

(b)	the Share Exchange Transaction and the terms thereof.

B.
This Waiver and Amendment constitutes written notice on behalf of PPRW, LUX and CYP to the Escrow Agent that complete delivery of all of, respectively, the PPRW Deliveries, and the LUX and CYP Deliveries (all such deliveries being, together, the “Escrow Deliveries”), either has been made or waived pursuant to Section 4.1 of the Escrow Agreement.  Electronic delivery of the Escrow Deliveries is an acceptable means of delivery to the Companies.

C.	The Parties agree to amend the last recital of the Escrow Agreement in its entirety to read as follows:

“WHEREAS, pursuant to the Share Exchange Agreement, Escrow opened on July 9, 2009 (the “Escrow Opening Date”).”

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Waiver and Amendment to be duly executed by its representative thereunto duly authorized as of the day and year first written above.

PREMIER POWER RENEWABLE ENERGY, INC.

By:	/s/ Dean R. Marks
Name:	Dean R. Marks
Title:	Chief Executive Officer and President

RUPINVEST SARL

By:	/s/ Francois Bourgon
Name:	Francois Bourgon
Title:	Gerant

By:	/s/ Miguel de Anquin
Name:	Miguel de Anquin
Title:	Gerant

ESDRAS LTD.

By:	/s/ Massimo Saluppo
Name:	Massimo Saluppo
Title:	Procuratore

CAPITA TRUST COMPANY LIMITED

By:	/s/ David Baker
Name:	David Baker
Title:	Director

By:	/s/ Colin Benford
Name:	Colin Benford
Title:	Director